UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2014

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2014, the Board of Directors of American International Group, Inc. (the “Company”) appointed Jeffrey M. Farber as the Company’s principal accounting officer, effective as of November 11, 2014. Mr. Farber, 50, has served as Senior Vice President and Deputy Chief Financial Officer since joining the Company in February 2011 and will now add the role of AIG Group Controller. He served as Executive Vice President – Finance and Corporate Development and Chief Financial Officer at GAMCO Investors from July 2008 to February 2011 and as Senior Vice President, Finance, and Controller at Bear Stearns from April 2000 to July 2008. Previously, he was an Audit Partner at Deloitte and Touche LLP. Mr. Farber received his MBA from New York University and holds a B.S. in Accounting from Lehigh University.

The Compensation and Management Resources Committee of the Board of Directors has approved an increase in Mr. Farber’s annual base salary of $75,000 (effective as of September 18, 2014), an increase in his target short-term incentive compensation of $105,000 (with the increase prorated based on a September 18, 2014 effective date), and an increase in his target long-term incentive compensation of $120,000 (with an additional grant equal to the increase).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: November 17, 2014	By:	/s/ James J. Killerlane III
Name: James J. Killerlane III
Title: Associate General Counsel and Assistant Secretary